UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — March 1, 2006

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 2.02	Results of Operations and Financial Condition

A current report on Form 8-K was filed on February 3, 2006, containing the Assured Guaranty Ltd. fourth quarter and full year financial supplement. On March 1, 2006, Assured Guaranty Ltd. updated its fourth quarter and full year 2005 financial supplement, reflecting a $6.0 million increase to loss and loss adjustment expense reserves and a decrease to net income of $3.9 million related to two Northwest Airlines EETC Credits reinsured by the Company, which was first disclosed by the Company on February 13, 2006. The updated financial supplement, which replaces the one previously filed, is attached hereto as Exhibit 99.1, and is hereby incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)Exhibits

	Exhibit Number	Description

	99.1	Updated Fourth Quarter and Full Year 2005 Financial Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/S/Robert B. Mills
Robert B. Mills
Chief Financial Officer

DATE:           March 1, 2006